UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 10, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Bonus Plan
On March 10, 2016, the Compensation Committee of eHealth, Inc. (the “Company”) approved the Executive Bonus Plan. The payouts under the Executive Bonus Plan for the fiscal year ending December 31, 2016 will be determined by the Compensation Committee based 100% on company performance.
Company performance will be measured by the achievement of specific financial goals related to revenue and adjusted EBITDA. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net, provision (benefit) for income taxes and restructuring charges to GAAP net income (loss). In the event that the Company meets the revenue performance goal, a participant will receive 60% of the participant’s target payout. In the event that the Company meets the adjusted EBITDA goal, a participant will receive 40% of the participant’s target payout. A participant will not receive any payout with respect to a goal that is achieved at less than 94% with respect to the revenue goal and 65% with respect to the adjusted EBITDA goal. If the revenue goal is achieved at 94% of target and the adjusted EBITDA goal is achieved at 65% of target, the participant will receive 50% of the participant’s target payout. The maximum payout a participant may receive is 150% of the participant’s target payout for achievement of 106% of the revenue goal and 135% of the adjusted EBITDA goal, but there will be no payout in excess of target with respect to the revenue goal, unless the adjusted EBITDA goal is achieved at least at 65% of target.
Under the Executive Bonus Plan, cash incentive bonus targets and maximum cash bonus award opportunities for fiscal year 2016, for named executive officers other than the Company’s chief executive officer (see below), are as follows:

	Estimated Future Payouts
	Target	Maximum
William Shaughnessy	$315,000	$472,500
Stuart M. Huizinga	$201,000	$301,500
Robert S. Hurley	$165,120	$247,680
Tom G. Tsao	$216,000	$324,000
Performance Bonus Plan
The Company’s Compensation Committee also approved a bonus award opportunity for the Company’s chief executive officer, Gary Lauer, as described above for other executive officers, but Mr. Lauer’s bonus award is being made under and pursuant to the Performance Bonus Plan rather than the Executive Bonus Plan, so the Company will calculate and determine the amount of Mr. Lauer’s bonus in a manner that complies with the terms of the Performance Bonus Plan and Section 162(m) of the Internal Revenue Code of 1986, as amended, so that the Company may claim bonus compensation paid to Mr. Lauer as tax deductible. The adjusted EBITDA and revenue goals will be determined as described above. Mr. Lauer’s target bonus is equal to 80% of his base salary, or $520,000, and his maximum bonus opportunity is $780,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016	/s/ Stuart M. Huizinga Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)